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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                     UBS AG
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                Switzerland                                   98-0186363
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   (State of Incorporation or Organization)                (I.R.S. Employer
                                                          Identification no.)

      Bahnhofstrasse 45, Zurich and
         Aeschenvorstadt 1, Basel
-------------------------------------------------   ----------------------------
   (Address or Principal Executive Offices)                  (Zip Code)


    If this form relates to the            If this form relates to the
    registration of a class of securities  registration of a class of
    pursuant to Section 12(b) of the       securities pursuant to Section 12(g)
    Exchange Act and is effective          of the Exchange Act and is effective
    pursuant to General Instruction        pursuant to General Instruction
    A.(c), please check the following      A.(d), please check the following
    box: [X]                               box: [ ]

Securities Act registration statement
file number to which this form relates:                   333-64844
                                                ------------------------------
                                                       (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class               Name of Each Exchange on Which
         To be so Registered               Each Class is to be Registered
-----------------------------------    ----------------------------------------


    Principal Protected Notes due
    July [  ], 2010 (Linked to the             American Stock Exchange
    performance of the S&P 500(R)Index)
--------------------------------------   -------------------------------------



Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)



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INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.           Description of Registrant's Securities to be Registered

                  UBS AG (the "Company") hereby incorporates by reference the description of its securities to be registered hereunder contained in the Preliminary Prospectus Supplement filed with the Commission on May 30, 2003 under Rule 424(b)(2) and in the Prospectus dated February 27, 2003 under "Description of Debt Securities We May Offer" pursuant to an effective Registration Statement on Form F-3 (File No. 333-64844) (the "Additional Registration Statement") under the Securities Act of 1933, as amended, filed with the Commission on December 19, 2002; the Additional Registration Statement, filed pursuant to Rule 429 under the Securities Act, constitutes Post-Effective Amendment No. 4 to the Company's Registration Statement on Form F-1 (File No. 333-46930) (the "Prior Registration Statement") filed with the Commission on September 29, 2000, as previously amended by Post-Effective Amendment No. 1 thereto on Form F-1 filed with the Commission on March 23, 2001, by Post-Effective Amendment No. 2 thereto on Form F-1 filed with the Commission on March 29, 2001 and by Post-Effective Amendment No. 3 thereto on Form F-3 filed with the Commission on May 15, 2001.

Item 2.           Exhibits.

                  1. Debt Indenture, dated as of November 21, 2000, between the Company and U.S. Bank Trust National Association, as debt trustee, including form of debt securities (included as Exhibit 4.1 to the Prior Registration Statement)

                  2. Form of Principal Protected Notes due July [ ], 2010 (Linked to the performance of the S&P 500(R)Index)



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            3.  SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                               UBS AG
                                               (Registrant)


Date: June 19, 2003                            By: /s/ Jeff Sparks
                                                   -----------------------------
                                                   Jeff Sparks
                                                   Managing Director -- Equities



                                               By: /s/ Michael Mahaffy
                                                   -----------------------------
                                                   Michael Mahaffy
                                                   Managing Director -- Equities